Exhibit 10.29

NAMED EXECUTIVE OFFICER COMPENSATION

The following table sets forth the current annual base salaries of the Named Executive Officers1 (the “NEOs”) of Franklin Resources, Inc. (the “Company”) as of January 1, 2010.

Name and Principal Position	Base Salary
Gregory E. Johnson President and Chief Executive Officer	$780,132

Kenneth A. Lewis Executive Vice President and Chief Financial Officer	$525,000

Vijay C. Advani Executive Vice President, Global Distribution	$525,000

Jennifer M. Johnson Executive Vice President and Chief Operating Officer	$525,000

William Y. Yun Executive Vice President, Alternative Strategies	$525,000

The Named Executive Officers are also eligible to:

Incentive Compensation

(a)	receive an annual cash incentive award pursuant to the 2004 Key Executive Incentive Compensation Plan, as amended and restated, and the Company’s Amended and Restated Annual Incentive Compensation Plan, as amended and restated;

(b)	participate in the Company’s equity incentive program, which currently involves restricted stock awards (including those awards based on performance) and restricted stock unit awards (including those units based on performance) and may also involve awards of stock options, in each case pursuant to the Company’s 2002 Universal Stock Incentive Plan, as amended and restated; and

(c)	receive additional cash or equity payments or awards for special recognition of significant contributions or for retention purposes.

Benefit Plans and Other Arrangements

(a)	participate in the Company’s broad-based benefit programs generally available to its salaried employees, including health, disability and life insurance programs, the Franklin Templeton 401(k) Retirement Plan and the 1998 Employee Stock Investment Plan, as amended and restated (the “ESIP”); provided that Mr. G. Johnson and Ms. J. Johnson are not eligible to participate in the ESIP; and

(b)	receive certain perquisites offered by the Company, including club memberships, and, in certain limited cases, use of the Company’s aircraft for personal use.

[1]	The Named Executive Officers are the Company’s principal executive officer, principal financial officer, and each of the three most highly compensated executive officers of the Company for the fiscal year ended September 30, 2009, as set forth in the Company’s proxy statement for its 2010 annual meeting of stockholders and who continue to serve the Company in such capacity as of the date this Exhibit is filed with the Securities and Exchange Commission.